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                                                                   EX-99.9(a)(2)

                                  SCHEDULE B1
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                LIST OF SERIES OF THE BRINSON RELATIONSHIP FUNDS
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                          AS LAST AMENDED JUNE 1, 1998

                Brinson Short-Term Fund
                Brinson U.S. Large Capitalization Value Equity Fund Brinson Global Bond Fund
                Brinson U.S. Cash Management Prime Fund
                Brinson Global Securities Fund
                Brinson Post-Venture Fund
                Brinson High Yield Fund
                Brinson Emerging Markets Equity Fund
                Brinson Emerging Markets Debt Fund
                Brinson Bond Plus Fund
                Brinson U.S. Equity Fund
                Brinson U.S. Large Capitalization Equity Fund
                Brinson U.S. Intermediate Capitalization Equity Fund Brinson EXDEX(R) Fund
                Brinson Non-U.S. Equity Fund
                Brinson U.S. Bond Fund
                Brinson U.S. Short/Intermediate Fixed Income Fund